UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2020

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

MSG Entertainment Spinco, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 8.01 of this Current Report on Form 8-K regarding the Children Trusts Registration Rights Agreement, the Dolan Registration Rights Agreement and the Standstill Agreement, in each case as defined below, is incorporated into this Item 1.01 by reference.

Delayed Draw Term Loan Credit Agreements

On April 17, 2020, MSG Entertainment Group, LLC (the “Lender”), a wholly-owned subsidiary of Madison Square Garden Entertainment Corp. (formerly MSG Entertainment Spinco, Inc., and referred to herein as the “Company”) entered into two delayed draw term loan agreements with subsidiaries of Madison Square Garden Sports Corp. (formerly The Madison Square Garden Company, and referred to herein as “MSG Sports”). Two of MSG Sports’ indirect wholly-owned subsidiaries, MSG NYK Holdings, LLC (the “Knicks Borrower”) and MSG NYR Holdings, LLC (the “Rangers Borrower”), will be able to draw up to $110 million and $90 million of unsecured delayed draw term loans, respectively (the “Knicks DDTL Facility” and “Rangers DDTL Facility” and, together, the “DDTL Facilities”) for general corporate purposes until October 17, 2021, subject to the terms and conditions of the DDTL Facilities.

Each DDTL Facility will bear interest at a rate equal to LIBOR plus 2.00%, or at the option of MSG Sports, a base rate plus 1.00%. The DDTL Facilities will mature and any unused commitments thereunder will expire on October 17, 2021.

The obligation of the Lender to fund any requested borrowing under the DDTL Facilities is subject to the requirement that (a) the liquidity (including cash on hand and availability under revolving credit commitments) of MSG Sports and certain of its wholly-owned subsidiaries, MSG Sports, LLC, the Knicks Borrower and its subsidiaries and the Rangers Borrower and its subsidiaries, shall be no greater than $50 million immediately prior to giving effect to such borrowing, and no greater than $75 million immediately after giving effect to such borrowing, and (b) with respect to the Knicks DDTL Facility, the Knicks Borrower and its subsidiaries shall have used commercially reasonable efforts to raise additional financing (“New Third-Party Debt”), including additional commitments under existing revolving facilities, prior to drawing on the Knicks DDTL Facility to the extent permitted by the debt policies of the National Basketball Association (the “NBA”). In addition, the commitments of the Lender to make advances under the Knicks DDTL Facility will be permanently reduced and the Knicks DDTL Facility will be subject to mandatory prepayments in an amount equal to the net cash proceeds received by MSG Sports, MSG Sports, LLC, or the Knicks Borrower or its subsidiaries from any New Third-Party Debt. The DDTL Facilities are pre-payable at any time without penalty and include certain mandatory prepayments, along with commitment reductions. There are no financial covenants associated with the DDTL Facilities.

Pursuant to the NBA debt policies, the NBA has consented (the “NBA Consent Letter”) to the incurrence by the Knicks Borrower of the indebtedness under the Knicks DDTL Facility. In connection with the NBA Consent Letter, the Lender agreed with the NBA to certain forbearances and limitations that are set forth in the NBA Consent, including that: (i) notwithstanding the occurrence of a default under the Knicks DDTL Facility, the exercise of remedies against the Knicks Borrower, including the filing of a bankruptcy petition, will constitute a proposed transfer of the New York Knicks basketball team, which requires the prior approval of the NBA (which may be withheld in the NBA’s sole discretion) pursuant to the NBA Constitution; (ii) any arrangement by which the New York Knicks basketball team affords the Knicks Borrower the benefit of any of its revenues, including for purposes of making payments of principal and interest under the Knicks DDTL Facility, will require the prior written approval of the NBA (which approval may be withheld or conditioned in the NBA’s sole discretion); and (iii) no interest in the Knicks or any basketball-related asset may be transferred, except with the prior written consent of the NBA.

The above description does not purport to be complete and is qualified in its entirety by reference to the Knicks DDTL Facility, Rangers DDTL Facility, and NBA Consent Letter. The Knicks DDTL Facility and Rangers DDTL Facility are attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The NBA Consent Letter is expected to be filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ending June 30, 2020.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

The following persons were elected as directors of the Company effective immediately following the time of the distribution by MSG Sports to its stockholders of all of the common stock of the Company (the “Distribution”):

Designated as directors elected by the holders of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”):

•	Martin D. Bandier

•	Matthew C. Blank

•	Joseph J. Lhota

•	Frederic V. Salerno

•	John L. Sykes

Designated as directors elected by the holders of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”):

•	James L. Dolan

•	Charles F. Dolan

•	Kristin A. Dolan

•	Thomas C. Dolan

•	Paul J. Dolan

•	Charles P. Dolan

•	Quentin F. Dolan

•	Ryan T. Dolan

•	Brian G. Sweeney

•	Marianne Dolan Weber

•	Vincent Tese

•	Isiah L. Thomas III

Information concerning these individuals, including biographical and compensation information, is included in the Information Statement, dated April 6, 2020, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2020. Such information is incorporated into this Item 5.02 by reference.

On April 17, 2020, Messrs. Lhota and Tese were appointed to serve as members of the Audit Committee of the Company’s Board of Directors (the “Board”). Mr. Salerno is also a member, and the Chair, of the Audit Committee.

Also on April 17, 2020, Messrs. Blank and Sykes were appointed to serve as members of the Compensation Committee of the Board, and Mr. Blank was appointed as Chair of the Compensation Committee. Mr. Salerno is also a member of the Compensation Committee.

Appointment of Chief Financial Officer

The Company appointed Mark H. FitzPatrick Executive Vice President and Chief Financial Officer of the Company effective as of the Distribution.

Mr. FitzPatrick, 49, served as the Deputy Chief Financial Officer of WeWork, a provider of community-based workspace, from 2016 to 2019 where he was responsible for accounting, treasury, corporate finance, financial planning and analysis, investor relations and financial systems. Previously, Mr. FitzPatrick worked at Time Warner Cable Inc. from 2006 to 2016 where he held a variety of senior finance roles of increasing responsibility. Most recently, he was the Senior Vice President and Chief Financial Officer of Residential Services from 2013 to 2016 where he oversaw all areas of finance for Time Warner Cable Inc.’s Residential, Media and Video operations. Prior to joining Time Warner Cable Inc., Mr. FitzPatrick was the Vice President of Corporate Development at AOL LLC from 2003 to 2006 where he was responsible for coordinating its worldwide mergers and acquisitions activity. Before joining AOL, he was a Vice President in Citigroup’s Investment Banking Division from 1999 to

2003. Mr. FitzPatrick graduated with a Bachelor of Business Administration degree from the University of Notre Dame and received a joint J.D./M.B.A. from Georgetown University. Mr. FitzPatrick has served on the Board of Directors of New Alternatives for Children since 2018 and the Darien YMCA since 2019.

In connection with Mr. FitzPatrick’s appointment, Mr. FitzPatrick and the Company entered into an employment agreement dated April 17, 2020, which became effective as of the Distribution. The employment agreement provides for an annual base salary of not less than $800,000 and, commencing with the Company’s fiscal year starting July 1, 2020, an annual target bonus equal to not less than 100% of Mr. FitzPatrick’s annual base salary. In connection with the commencement of his employment with the Company, Mr. FitzPatrick will receive a one-time special cash payment of $250,000, payable within 30 days after the effective date of the employment agreement. If Mr. FitzPatrick’s employment with the Company terminates prior to the first anniversary of the effective date as a result of his resignation (other than for “good reason” as defined in the employment agreement) or a termination by the Company for “cause” (as defined in the employment agreement), then Mr. FitzPatrick will be required to refund to the Company the gross amount of the special cash award. Commencing with the Company’s fiscal year starting July 1, 2020, Mr. FitzPatrick will be eligible, subject to his continued employment by the Company, to participate in future long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. FitzPatrick will receive one or more annual long-term awards with an aggregate target value of not less than $1,200,000. Under the employment agreement, Mr. FitzPatrick will be eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to June 30, 2023, Mr. FitzPatrick’s employment with the Company is either terminated by the Company other than for cause, or by Mr. FitzPatrick for good reason and cause does not then exist, then, subject to Mr. FitzPatrick’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) severance in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. FitzPatrick’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. FitzPatrick’s outstanding long-term cash awards will immediately vest in full and will be payable to Mr. FitzPatrick to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. FitzPatrick’s outstanding restricted stock or restricted stock units granted to him under the plans of the Company will immediately be eliminated and will be payable or deliverable to Mr. FitzPatrick subject to satisfaction of any applicable performance criteria; and (e) each of Mr. FitzPatrick’s outstanding stock options and stock appreciation awards under the plans of the Company will immediately vest.

If Mr. FitzPatrick’s employment is terminated due to his death or disability before June 30, 2023, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards will immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the extent that other similarly situated executives receive payment as determined by the Compensation Committee of the Board of the Company (subject to the satisfaction of the applicable performance criteria).

The employment agreement contains certain covenants by Mr. FitzPatrick including a non-competition covenant that restricts Mr. FitzPatrick’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

The above description does not purport to be complete and is qualified in its entirety by reference to Mr. FitzPatrick’s employment agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2020, the Company filed with the Secretary of State of the State of Delaware its amended and restated certificate of incorporation which, among other things, (i) effected the name change of the Company from MSG Entertainment Spinco, Inc. to Madison Square Garden Entertainment Corp., (ii) effected a reclassification of the Company’s common stock so that its outstanding common stock was reclassified into an aggregate of 19,461,991 shares of Class A Common Stock and 4,529,517 shares of Class B Common Stock, and (iii) authorized 165,000,000 shares for issuance, 120,000,000 shares of which are designated as Class A Common Stock, 30,000,000 of which are designated as Class B Common Stock and 15,000,000 of which are designated as preferred stock, par value $0.01 per share. The amended and restated certificate of incorporation, which became effective immediately prior to the Distribution, is substantially in the form included as Exhibit 3.2 to the Company’s registration statement on Form 10 (the “Form 10”), except for the inclusion of the information set forth in clauses (ii) and (iii) above.

The above description is qualified in its entirety by reference to the amended and restated certificate of incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Also on April 17, 2020, the Company’s amended by-laws became effective immediately prior to the Distribution. The amended by-laws are in the form included as Exhibit 3.4 to the Form 10, are attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

On April 17, 2020, MSG Sports effected the Distribution of all of the Company’s outstanding common stock. In the Distribution, (a) each holder of MSG Sports Class A common stock, par value $0.01 per share, received one share of the Company’s Class A Common Stock for every share of MSG Sports’ Class A common stock, par value $0.01 per share, held of record as of the close of business, New York City time, on April 13, 2020 (the “Record Date”) and (b) each holder of MSG Sports’ Class B common stock, par value $0.01 per share, received one share of the Company’s Class B Common Stock for every share of MSG Sports’ Class B common stock held of record as of the close of business, New York City time, on the Record Date. In the Distribution, an aggregate of 19,461,991 shares of the Company’s Class A Common Stock and 4,529,517 shares of the Company’s Class B Common Stock were issued, with any fractional shares converted to cash and paid to stockholders.

In connection with the Distribution, the Company entered into a Registration Rights Agreement, dated April 3, 2020, with The Charles F. Dolan Children Trusts (the “Children Trusts Registration Rights Agreement”), a Registration Rights Agreement, dated April 3, 2020, with The Dolan Family Affiliates (the “Dolan Registration Rights Agreement”), and a Standstill Agreement, dated April 3, 2020, with The Dolan Family Group (the “Standstill Agreement”) as further described in the Form 10. The agreements became effective upon the consummation of the Distribution. The Children Trusts Registration Rights Agreement, the Dolan Registration Rights Agreement and the Standstill Agreement are substantially in the forms included as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.8 to the Form 10, respectively, are attached as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated into this Item 8.01 by reference.

Also in connection with the Distribution, on April 17, 2020, the Company’s outside counsel delivered a tax opinion to MSG Sports in the form previously attached to the Form 10. A copy of such opinion is filed as Exhibit 8.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Madison Square Garden Entertainment Corp., dated April 17, 2020.

3.2	Amended By-Laws of Madison Square Garden Entertainment Corp., dated April 17, 2020.

4.1	Registration Rights Agreement, dated April 3, 2020, by and among Madison Square Garden Entertainment Corp. and The Charles F. Dolan Children Trusts.

4.2	Registration Rights Agreement, dated April 3, 2020, by and among Madison Square Garden Entertainment Corp. and The Dolan Family Affiliates.

8.1	Tax Opinion of Sullivan & Cromwell LLP, dated April 17, 2020.

10.1	Standstill Agreement, dated April 3, 2020, between Madison Square Garden Entertainment Corp. and The Dolan Family Group.

10.2	Delayed Draw Term Loan Credit Agreement, dated April 17, 2020, between MSG NYK Holdings, LLC and MSG Entertainment Group, LLC.

10.3	Delayed Draw Term Loan Credit Agreement, dated April 17, 2020, between MSG NYR Holdings, LLC and MSG Entertainment Group, LLC.

10.4	Employment Agreement between Madison Square Garden Entertainment Corp. and Mark H. FitzPatrick, dated April 17, 2020.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

Date: April 23, 2020	By:	/s/ Philip D’Ambrosio
	Name:	Philip D’Ambrosio
	Title:	Senior Vice President, Treasurer and Secretary